UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2017

CENTRAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

7000 N. High Street, Worthington, Ohio	43085	(614) 334-7979
(Address of principal executive offices)	(Zip Code)	(Registrant’s Telephone Number)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.  Unregistered Sales of Equity Securities.

On September 29, 2017, Central Federal Corporation (the “Company”) announced the exercise of the Company’s right to mandatorily convert all outstanding shares of its 6.25% Non-Cumulative Convertible Perpetual Preferred Stock, Series B (“Series B Preferred Stock”) into shares of common stock, $0.01 per share, of the Company (“Common Stock”).  The effective date of the conversion will be October 6, 2017 (the “Conversion Date”).  A copy of the Company’s press release announcing the conversion is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

On the Conversion Date, holders of Series B Preferred Stock will be entitled to receive approximately 14.2857 shares of Common Stock for each share of Series B Preferred Stock (calculated based on the liquidation preference of $25.00 per share of Series B Preferred Stock divided by the conversion price of $1.75 per share of Common Stock).  There are currently 480,000 shares of Series B Preferred Stock issued and outstanding.  As a result, a total of approximately 6,857,143 shares of Common Stock will be issued upon conversion of the Series B Preferred Stock.  No fractional shares of Common Stock will be issued upon conversion of the Series B Preferred Stock and, instead, cash will be paid in lieu of any fractional shares of Common Stock based on the closing price of the Common Stock on October 5, 2017.

The Company will pay its last dividend on the Series B Preferred Stock in the amount of $0.3906 per share of Series B Preferred Stock for the quarter ended September 30, 2017, which dividend is payable on October 15, 2017 to holders of record of shares of Series B Preferred Stock as of September 30, 2017.  No dividend will be declared or paid on the Series B Preferred Stock for the interim period between October 1, 2017 and the Conversion Date.

From and after the Conversion Date, no shares of Series B Preferred Stock will be issued or outstanding and all rights of the holders of the Series B Preferred Stock will terminate, except for the right to receive the number of whole shares of Common Stock issuable upon conversion of the Series B Preferred Stock and cash in lieu of any fractional shares of Common Stock, as described above.  The conversion of the Series B Preferred Stock, however, will have no effect on any of the Warrants that were issued in the Company’s 2014 private placement of Series B Preferred Stock and Warrants.  Those Warrants will remain outstanding following the Conversion Date in accordance with their terms.

The shares of Common Stock being issued upon conversion of the Series B Preferred Stock are being issued in reliance upon the exemption from registration set forth in Section 3(a)(9) of the Securities Act of 1933, as amended, for securities exchanged by the Company with its existing security holders where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

Item 9.01.  Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

99.1	Press Release dated September 29, 2017, Announcing Mandatory Conversion of Series B Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Federal Corporation

Date: September 29, 2017	By:	/s/ John W. Helmsdoerfer
John W. Helmsdoerfer, CPA
Treasurer and Chief Financial Officer